EXHIBIT 10.9
EXECUTION COPY

ASSET MANAGEMENT AGREEMENT

THIS AGREEMENT, made this 3rd day of July 2007 by and between AII Insurance Management Limited (“AIM”), a Bermuda corporation, and Maiden Insurance Company, Ltd. (“Company”), a Bermuda joint stock company.

WITNESSETH

WHEREAS, Company is a licensed Bermuda insurer, whose sponsors are the Chairman of the Board, Chief Executive Officer, and a Director of AmTrust Financial Services, Inc., which is a multinational insurance holding company, which owns AIM and currently owns three U.S. insurers, an Irish insurer, U.K. insurer and Bermuda reinsurer;

WHEREAS, AIM provides certain services to its affiliates, including investment management services;

WHEREAS, Company wishes to retain AIM to provide investment management services with respect to assets held in trust pursuant to those certain reinsurance Trust Agreements specified on Appendix A (each such agreement a “Trust Agreement”, and each portfolio of assets held pursuant to a Trust Agreement a “Trust Account”) and other assets designated by Company in writing from time to time (the “General Account”, together with the Trust Accounts the “Account”) and AIM is willing to do so.

NOW, THEREFORE, in consideration of their respective promises and covenants hereinafter set forth, AIM and Company agree as follows:

1. AIM shall perform the following investment management services on behalf of Company in accordance with Company’s investment guidelines, which are attached hereto as Appendix B (the “Investment Guidelines”), and regulatory requirements regarding investments. Company has established separate Investment Guidelines with respect to each Reinsurance Trust and with respect to the General Account. Company in its discretion may amend the Investment Guidelines from time to time, by delivering such amendment to AIM in writing no less than 5 business days prior to the effective date. In the event that there is a failure to comply with the Investment Guidelines as a result of changes in market conditions or otherwise, AIM shall promptly notify Company and shall take such corrective action as may be agreed with Company. Subject to the Investment Guidelines, AIM shall have full discretionary authority with respect to the Account, including the authority and power to enter into contracts binding on Company with respect thereto, and to:

(a) establish, maintain and terminate discretionary and non-discretionary investment accounts with banks, brokers, dealers, investment advisers or other investment professionals, including affiliates of AIM (“Investment Service Providers”), provided, such Investment Service Providers maintain all required licenses, registrations, memberships and approvals required to perform the investment services being offered. If AIM delegates any of its discretionary investment, advisory and other rights, powers and functions hereunder to any Investment Service Provider, AIM shall always remain liable to Company for its obligations hereunder. References herein to AIM shall include, as the context may require, any of AIM’s affiliates that are selected to manage assets under this Agreement. Any affiliate of AIM that is delegated authority under this Agreement shall accept such delegation in an agreement between the AIM and any such affiliate and acknowledge that it is a fiduciary with respect to the Account.

(b) purchase, hold, sell, write, exchange, transfer, and otherwise invest and trade in property of all kind, including without limitation:

•
any publicly-traded or non-publicly traded, U.S or non-U.S.: general or limited partnership or limited liability company interest; share of capital stock; share of beneficial interest; investment contract, preorganization certificate or subscription; bond, note, debenture (whether subordinated, convertible or otherwise), trust receipt or certificate, loan participation and/or assignment, account or note receivable, trade acceptance, contract or other claim, executory contract (including any notional principal contract), instrument or evidence of indebtedness; certificate of deposit;

•	any non-U.S. currency or any right or option to acquire or dispose of a non-U.S. currency, including a put or call; and

•
any commodity or any right or option to acquire or dispose of a commodity, including a put or call, a straddle, or futures, forward, or spot contract, or any notional principal contract relating to any such commodity, right, or option (whether or not traded on an exchange);

(c) invest or deposit in obligations of the United States or any agency or instrumentality thereof, time deposits in and certificates of deposit of banks, the long term debt of which is rated not less than AA by Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), securities issued by corporations the long-term debt of which is rated not less than AA by S&P, or commercial paper which is rated A-1 by S&P, in each case having a maturity of not more than 91 days from the date of issuance, or foreign money market mutual funds, or other short-term investments which have at the time of investment a rating of AAA by S&P; and

(d) vote proxies, grant consents solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time, provided that Company reserves the right to exercise or direct the exercise of voting rights with respect to securities which are Account assets or grant its consent with respect to solicitations by or with respect to the issuers of such securities, in each case upon consultation with Company.

2. Portfolio Transactions.

(a) AIM may place orders for the execution of transactions for the Account with or through Investment Service Providers as AIM may select. AIM agrees that securities are to be purchased through such brokers as, in AIM’s best judgment, shall offer the best combination of price and execution. AIM, in seeking to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. AIM may cause the Account to pay a broker or dealer that provides brokerage and research services to AIM an amount of commission for effecting a transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if AIM determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer. These brokerage and research services may also assist AIM in rendering services to other clients, and not all such services will necessarily be used in connection with the Account. In addition, where permitted by applicable legal and regulatory requirements, AIM or its affiliates may execute transactions on behalf of the Account.

(b) Company authorizes AIM to, at AIM’s discretion, bunch or aggregate orders for the Account with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which AIM, its affiliates and/or their personnel have beneficial interests) in a manner in which AIM shall determine is fair over time to the participating accounts. When portfolio decisions are made on an aggregated basis, AIM may in its discretion, place a large order to purchase or sell a particular security for the Account and the accounts of several other clients. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Account will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to Company’s disadvantage. Although in such an instance Company will be charged the average price, AIM will make the information regarding the actual transactions available to Company upon Company’s request. Neither AIM nor its affiliates, however, are required to bunch or aggregate orders, and therefore Company may not receive the average price on any given trade.

3. Affiliated Brokerage; Principal Transactions

(a) Subject to AIM’s execution obligations described in Section 2 above, Company hereby authorizes AIM, when determined by AIM in its capacity of a fiduciary to be in the best interest of Company, to effect agency transactions and agency cross-transactions through affiliated broker-dealers. Such transactions shall be effected at prevailing market levels in accordance with the procedures under Rule 17a-7(b) of the U.S. Investment Company Act of 1940 and other applicable law. Company at any time without penalty may terminate in whole or in part its authorization to effect such transactions by written notice to AIM.

(b) When determined by AIM in its capacity as a fiduciary to be in the best interest of Company, AIM may effect transactions in which, acting for its own account or an account of its affiliate, AIM buys a security from, or sells a security to, Company, with Company’s consent after written disclosure by AIM to Company of the transaction and the capacity in which AIM is acting before the completion of such transaction, in accordance with applicable regulatory requirements.

4. Information and Reports

AIM shall or shall direct the Investment Service Providers to provide to Company copies of all Account statements and Account information to Company. Monthly, AIM shall provide Company a written report and inventory of the Account in a format approved by Company and such other reports and information as Company shall request. Valuation levels for the assets listed in the written report and inventory will reflect AIM’s good faith effort to ascertain fair market levels (including accrued income, if any) for the securities and other assets in the Account based on pricing and valuation information believed by AIM to be reliable for round lot sizes. Then current exchange rates will be applied in valuing holdings in foreign currency.

5.  Custody

Custody of the cash and assets of the General Account shall be held by a custodian (the “Custodian”) appointed by Company pursuant to a separate custody agreement or by Company itself. Custody of the cash and assets of the Trust Accounts shall be held by a trustee or trustees (the “Trustee(s)”) appointed by Company pursuant to the Trust Agreements or other separate trust agreement. The Custodian and the Trustee are qualified custodians as defined in Section 206(4)-2 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Company authorizes AIM to give Custodian and the Trustee instructions for the purchase, sale, conversion, redemption, exchange or retention of any security, cash or cash equivalents or other investment for Company. Except as provided in Section 1 and the Trust Agreements, exclusive responsibility for the custody and safekeeping of Company’s assets constituting the Account shall remain with the Custodian and the Trustee, and AIM and its affiliates shall not have custody or physical control of the assets and cash in the Account. AIM shall provide the Custodian and the Trustee with such documents and information, including certification of AIM’s duly authorized representatives, as the Custodian or Trustee may reasonably request. All directions given by AIM to the Custodian shall be in writing, and signed by an authorized representative of AIM; provided, however, that the Custodian may accept oral directions from AIM, subject to confirmation in writing. AIM’s directions to the Trustee shall be given as provided in the Trust Agreements. Company will give AIM reasonable prior notice of any change the Custodian or the Trustee, together with the name and other relevant information with respect to the new Custodian or Trustee.

6. Compensation and Reimbursement of Expenses

(a) Subject to section 6(d) below, within 30 days of the end of each calendar quarter, Company shall pay to AIM an amount equal to 0.0875% of the average value of the Account for the preceding calendar quarter.

(b) Company shall be responsible for the investment expenses of the Account, as well as expenses incurred in connection with carrying out its own accounting, auditing, and compliance policies, procedures, and other obligations with respect to the Account. Company shall reimburse AIM for the payment of reasonable expenses incurred by AIM with respect to such policies, procedures, and obligations of Company, but in no event shall Company be responsible for AIM’s general overhead expenses or expenses of AIM in carrying out its own accounting, auditing and compliance policies, procedures or obligations. Investment expenses shall include brokerage commissions, transfer fees, registration costs, taxes and other similar costs and transaction-related expenses and fees arising out of transactions in the Account. AIM may, at its discretion, make payments out of fees received from Company pursuant to this Agreement to any Investment Service Provider from which it obtains investment advisory services, including Investment Service Providers that are affiliates of AIM, and Company shall have no obligation to compensate such Investment Service Provider for such services.

(c)  Custodial fees are charged separately by the Custodian for the General Account and are not included in the investment advisory fee due AIM pursuant to this Agreement. Company will pay any custodial fees directly from the custodial account. Trustee fees may not be paid from the Trust Accounts; Company will pay any trustee fees due under the Trust Agreements.

(d) AIM agrees to waive the investment advisory fee due pursuant to Section 6(a) of this Agreement on any assets of the Account invested in any collective investment vehicle advised or sponsored by AIM or any of its affiliates.

7. Directions to AIM

All directions by or on behalf of Company to AIM shall be in writing signed either by Company or by an authorized agent of Company or, if by telephone, confirmed in writing. For this purpose, the term in writing, shall include directions given by facsimile. A list of persons authorized to give instructions to AIM hereunder with specimen signatures, is set out in Appendix C to this Agreement. Company may revise the list of authorized persons from time to time by sending AIM a revised list which has been certified either by Company or by a duly authorized agent of Company. AIM shall incur no liability whatsoever in relying upon any direction from, or document signed by, any person reasonably believed by it to be authorized to give or sign the same, whether or not the authority of such person is then effective. AIM shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Directions given by Company to AIM hereunder shall be effective only upon actual receipt by AIM and shall be acknowledged by AIM through its actions hereunder only, unless Company is advised by AIM otherwise.

8. Term and Termination

(a) This Agreement shall remain in effect from for a period of one year from the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one year terms unless (i) AIM or Company, as the case may be, provides notice thirty (30) days prior to the end of a term of its intent not to renew, or (ii) this Agreement is terminated pursuant to sections 8(b) and (c) below.

(b) Following the Initial Term, the Agreement may be terminated at any time by either party upon thirty (30) days written notice.

(c) Company may terminate this Agreement immediately, upon written notice, upon the occurrence of any of the following events:

i. AIM fails to comply with any term or condition of this Agreement, or for whatever reason, does not commence fulfillment of duties provided in this Agreement, or once having commenced its duties, engages in neglect of its duties and obligations hereunder, fails or refuses to act to carry out its duties and obligations hereunder;

ii. AIM is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel or causes to be sold, transferred or pledged all or substantially all of its stock or assets to a third party; or

iii. AIM suffers the loss, suspension or revocation of any license or certificate of authority from any regulatory body that is material to the performance of its duties and obligations herein, or such license becomes invalid or expires and is not renewed without any lapse.

9. Confidentiality

It is understood and agreed that all information pertaining to Company, whether developed by AIM or Company, is the sole and exclusive property of Company (“Proprietary Information”). AIM shall maintain the confidentiality of the Proprietary Information and upon termination of this Agreement shall return or destroy all Proprietary Information as directed by Company. It is further understood and agreed that all of Company’s files and records shall be made available only to inspection by directors, officers and employees of AIM, the directors, officers, employees and independent auditors of Company, and anyone properly authorized in writing by Company. Notwithstanding the above, Proprietary Information may be disclosed if (i) requested by or through, or related to a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or is otherwise legally required, (ii) required in order for each party to carry out its responsibilities hereunder, or (iii) permitted upon the prior written consent of the other party. Company and AIM shall cooperate in responding to any governmental inquiry or investigation.

10. Choice of Law

This Agreement shall be governed and construed by the laws of the Islands of Bermuda. Each party submits to the jurisdiction of the courts of the Islands of Bermuda, which shall be the exclusive forum for adjudicating any dispute based on, arising out of, or in connection with this Agreement.

11. Assignment

No assignment of this Agreement shall be made by AIM without the written consent of Company. For purposes of this Agreement, the term “assignment” shall have the meaning given it by Section 202(a)(1) of the Advisers Act.

12.	Notices

(a)
All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, by fax, e-mail, recognized overnight courier, or certified mail, postage prepaid and properly addressed as follows

To Company:

Maiden Insurance Company, Ltd.
7 Reid Street
Hamilton HM 12, Bermuda

Attention: Bentzion S. Turin
Fax No.: 441-292-5796

To AIM:

AII Insurance Management Limited
7 Reid Street
Hamilton HM 12, Bermuda

Attention: Michael Bott
Fax No.: 441-292-5796

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

Maiden Insurance Company, Ltd.

By:__ /s/ Bentzion S. Turin_____________
Bentzion S. Turin
Director

AII Insurance Management Limited

By:__ /s/ Andre Dill____________________________
Andre Dill
Assistant Secretary